AMERICAN FINANCIAL GROUP, INC.

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of American Financial Group, Inc. of our reports dated February 28, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for costs associated with issuing or renewing insurance contracts and the effects of the adoption of the accounting standard related to the presentation of comprehensive income, as to which the date is June 5, 2012, with respect to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of American Financial Group, Inc. and subsidiaries, included in this Current Report on Form 8-K.

Form	Registration Number	Description

S-8	33-58825	Stock Option Plan

S-8	33-58827	Employee Stock Purchase Plan

S-3	333-102567	Dividend Reinvestment Plan

S-8	333-117062	Nonemployee Directors’ Compensation Plan

S-8	333-14935	Retirement and Savings Plan

S-8	333-91945	Deferred Compensation Plan

S-8	333-125304	2005 Stock Incentive Plan

S-8	333-170343	2005 Stock Incentive Plan

S-3	333-179867	Shelf Registration -Debt and Equity Securities

S-8	333-176192	Co-CEO Equity Bonus Plan

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio

June 5, 2012